    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1998


                                                      REGISTRATION NO. 333-41417
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         POWERHOUSE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                                        81-0470853
        (State or other jurisdiction of                           (IRS Employer
         incorporation or organization)                       Identification Number)

                           2311 SOUTH SEVENTH AVENUE
                             BOZEMAN, MONTANA 59715
                                 (406) 585-6600
   (Address and telephone number of Registrant's principal executive offices)

                         RICHARD M. HADDRILL, PRESIDENT
                         POWERHOUSE TECHNOLOGIES, INC.
                           2311 SOUTH SEVENTH AVENUE
                             BOZEMAN, MONTANA 59715
                                 (406) 585-6600
           (Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

               MICHAEL ROSENZWEIG, ESQ.                            WILLIAM E. WALLACE, JR., ESQ.
                 ROGERS & HARDIN LLP                        KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
      2700 INTERNATIONAL TOWER, PEACHTREE CENTER                          425 PARK AVENUE
              229 PEACHTREE STREET, N.E.                           NEW YORK, NEW YORK 10022-3598
                ATLANTA, GEORGIA 30303                                     (212) 836-8000
                    (404) 522-4700

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                            ---------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
              ---------------
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                         ---------------
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
   SECURITIES TO BE REGISTERED        REGISTERED(1)         PER SHARE(2)           PRICE(2)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......      1,688,230              $11.00            $18,570,530           $5,478.31(3)
======================================================================================================================

(1) The Company has granted to the Underwriters a 45-day option to purchase up to 220,204 shares of Common Stock solely to cover over-allotments, if any. See "Plan of Distribution."
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3) Previously paid.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be paid in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, and all such expenses will be borne by the Registrant. All amounts are estimates except for the SEC registration fee and the NASD filing fee. It is estimated that the Registrant will incur the following expenses in connection with the offering of the securities being registered.

SEC Registration Fee........................................  $  5,478.31
                                                              -----------
NASD Filing Fee.............................................     2,357.22
                                                              -----------
Accounting Fees and Expenses................................    35,000.00
Blue Sky Fees and Expenses..................................          -0-
Legal Fees and Expenses.....................................    75,000.00
Printing and Mailing Expenses...............................   120,000.00
Transfer Agent Fees and Expenses............................     1,000.00
Miscellaneous Expenses......................................    10,000.00
                                                              -----------
          Total.............................................  $248,835.53
                                                              ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the proceeding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Article 11 of the Company's Certificate of Incorporation limits the personal liability of directors to the fullest extent permissible under the DGCL. Article VIII of the Company's Bylaws provides for indemnification of directors and officers to the fullest extent permissible under the DGCL.

ITEM 16.  EXHIBITS.


EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------
        1.1*   --  Form of Underwriting Agreement.
        1.2   --  Stockholders Agreement dated as of February 23, 1993 between the Company and William Spier (on behalf of purchasers)
                  (incorporated by reference to Exhibit 10.23 of the Company's
                  Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1992).
        4.1   --  Certificate of Incorporation of Company (incorporated by reference to Exhibit 3.1 of the Company's Registration
                  Statement on Form S-18 (Registration No. 33-41000) (the 1991
                  Registration Statement) and Exhibit 4.2 of the Company's
                  Annual Report on Form 10-K for the fiscal year ended
                  December 31, 1993).
        4.2   --  Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 to the 1991 Registration Statement).
        4.3   --  Specimen form of the Company's Common Stock Certificate
                  (incorporated by reference to Exhibit 4.1 to the 1991
                  Registration Statement).
        4.4   --  Agreement dated December 3, 1997 between the Company and
                  William Spier.
        5.1   --  Opinion of Rogers & Hardin LLP.
       23.1   --  Consent of KPMG Peat Marwick LLP.
       23.1   --  Consent of Rogers & Hardin LLP [included in Exhibit 5.1].

* Filed herewith.


  All schedules are omitted because the information prescribed thereon is not applicable nor required or is furnished in the consolidated financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bozeman, State of Montana, on this 9th day of February, 1998.


                                          POWERHOUSE TECHNOLOGIES, INC.

                                          By:    /s/ RICHARD M. HADDRILL
                                            ------------------------------------
                                                    Richard M. Haddrill
                                               President and Chief Executive
                                                           Officer

     In accordance with requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ RICHARD R. BURT                   Chairman and Director           February 9, 1998
-----------------------------------------------------
                   Richard R. Burt

                 /s/ JAMES J. DAVEY                    Vice Chairman and Director      February 9, 1998
-----------------------------------------------------
                   James J. Davey

               /s/ RICHARD M. HADDRILL                 President, Chief Executive      February 9, 1998
-----------------------------------------------------    Officer, Treasurer and
                 Richard M. Haddrill                     Director

                /s/ SUSAN CARSTENSEN                   Chief Financial Officer         February 9, 1998
-----------------------------------------------------    (Principal Accounting
                  Susan Carstensen                       Officer)

                  /s/ WILLIAM SPIER                    Director                        February 9, 1998
-----------------------------------------------------
                    William Spier

               /s/ PATRICIA W. BECKER                  Director                        February 9, 1998
-----------------------------------------------------
                 Patricia W. Becker

                /s/ JOHN R. HARDESTY                   Director                        February 9, 1998
-----------------------------------------------------
                  John R. Hardesty

                                 EXHIBIT INDEX


                                                                                   PAGE
EXHIBIT NO.                            DESCRIPTION OF EXHIBIT                     NUMBER
-----------                            ----------------------                     ------
     1.1*       --   Form of Underwriting Agreement..............................
     1.2       --   Stockholders Agreement dated as of February 23, 1993 between the Company and William Spier (on behalf of purchasers)
                    (incorporated by reference to Exhibit 10.23 of the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1992).
     4.1       --   Certificate of Incorporation of Company (incorporated by
                    reference to Exhibit 3.1 of the Company's Registration
                    Statement on Form S-18 (Registration No. 33-41000) (the 1991
                    Registration Statement) and Exhibit 4.2 of the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1993)..........................................
     4.2       --   Bylaws of the Company (incorporated by reference to Exhibit
                    3.2 to the 1991 Registration Statement).....................
     4.3       --   Specimen form of the Company's Common Stock Certificate
                    (incorporated by reference to Exhibit 4.1 to the 1991
                    Registration Statement).....................................
     4.4       --   Agreement dated December 3, 1997 between the Company and
                    William Spier...............................................
     5.1       --   Opinion of Rogers & Hardin LLP..............................
    23.1       --   Consent of KPMG Peat Marwick LLP............................
    23.1       --   Consent of Rogers & Hardin LLP [included in Exhibit 5.1]....

---------------

* Filed herewith.

  All schedules are omitted because the information prescribed thereon is not applicable nor required or is furnished in the consolidated financial statements or notes thereto.